EXHIBIT 10.2

EXHIBIT "A"

"Borrowing Base" shall mean (i) 75% (or such lesser percentage as shall be determined by Lender from time to time) of the Eligible Accounts plus (ii) the lesser of (a) 45% (or such lesser percentage as shall be determined by Lender from time to time) of the Eligible Inventory or (b) $2,000,000; provided, however, if no Borrowing Base Certificate has been delivered as and when required by Section 5.1 (g) hereof, the Borrowing Base shall be deemed to be zero until the Borrowing Base Certificate has been delivered with respect to the Borrowing Base as of the end of the immediately preceding month.

"Eligible Accounts" shall mean the gross outstanding balance (less all fees and other amounts which are unearned, and less all sale, excise taxes or similar taxes) of those Accounts of the Borrowers which are satisfactory to the Lender and with respect to which, the Lender has a valid and perfected first priority and only security interest, there is no violation of the negative, affirmative or collateral covenants or other provisions of this Agreement or any other Loan Document and which the Lender deems to be Eligible Accounts based on such credit, collateral and other considerations as the Lender may deem appropriate. All returns, deductions, discounts, claims, disputes, credits and allowances of any nature (whether issued, granted, owing, claimed or outstanding) shall be deducted from Eligible Accounts.

                 1. Without limiting the Lender's discretion, as set forth above, an Account of any of the Borrowers can only be an Eligible Account if:

                      (a)           such Account (i) arises from the actual and bona fide sale and delivery of finished goods Inventory in the ordinary course of business which sale and delivery is completed in accordance with the terms and provisions contained in any documents related thereto, (ii) is not evidenced by or payable pursuant to invoices or similar documentation issued by, or calling for payment to, any other Person and (iii) does not arise from or in connection with any sales of Inventory to an Affiliate or any Subsidiary or related Person of a Borrower;

                      (b)           such Account is not unpaid more than sixty (60) days after date of original invoice;

                      (c)           such Account does not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

                      (d)           either (i) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America, including Puerto Rico (the "US Requirement"), and such Account is subject to receivables or credit insurance issued by an insurer pursuant to duly documented written insurance policies in which the Lender is named as a loss payee and on terms and in an amount and from an insurer acceptable to the Lender or (ii) the US Requirement is not satisfied and such account is guaranteed or insured by EXIM Bank pursuant to documentation acceptable to the Lender in which EXIM Bank has agreed to pay such guarantee or insurance proceeds to Lender or the Lockbox Account; provided, however, any portion of such Account which is not so guaranteed or insured shall not be deemed an Eligible Account, (iii) the Account is backed by a letter of credit issued by Lender, or (iv) the Account Debtor in respect of such Account is identified on Exhibit C;

                      (e)           such Account does not consist of progress billings, bill and hold invoices or retainage invoices;

                      (f)           the Account Debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Account, and is not a supplier to or creditor of the Borrower or any of its Subsidiaries;

                      (g)           there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;

                      (h)           the Account Debtor with respect to such Account is not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality of any of the foregoing;

                      (i)      the Account does not arise out of or in connection with any contract for services or involving projects entered into by any Borrower that requires a bond, guaranty or other similar surety as credit support;

                      (j)      such Account is owed by any Account Debtor which is not insolvent, is not the subject of a bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding and is not negotiating a compromise of its debts or calling a meeting for such purpose and has not filed a petition or other application for relief or had filed against it a petition or other application for relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, has not failed or suspended business operations or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                      (k)           such Account is owed by an Account Debtor deemed creditworthy at all times by the Lender, as determined by the Lender;

                      (l)      such Account is not evidenced by an instrument or chattel paper (as defined in the UCC);

                      (m)           the Account Debtor, any insurer with respect to such Account and EXIM Bank, if a guarantor or insurer with respect to such Account, has been notified in writing to send all payments on such Account and any guarantee or insurance in respect of such Account to the Lockbox Account and such notice has not been revoked; and

                      (n)           the Account is owing in U.S. Dollars.

2. Specifically excluded from the definition of an Eligible Account are the following:

                      (a)           Contra accounts;
                      (b)           All foreign accounts not supported by an acceptable letter of credit;

(c)           US Government receivables not specifically assigned;

                      (d)           All inter company accounts;

                      (e)           Any account specifically disqualified by Lender;

                      (f)           Rebills;

                      (g)           Accounts generated by consigned inventory;

                      (h)           Progress and service contract receivables;

                      (i)      Disputed accounts;

                      (j)      Unassigned credits greater than thirty (30) days old;

                      (k)           Concentrations greater than fifteen percent (15%) of the eligible accounts;

                      (l)      Accounts that have twenty percent (20%) of the receivables disqualified, the total receivable is ineligible (cross aged accounts);

                       (m) All instruments and chattel as defined under the Uniform Commercial Code; and

                      (n)           Those accounts that are subject to insolvency, bankruptcy or other reorganization proceedings.

Criteria for Eligible Accounts may be established and revised from time to time by the Lender and the Lender reserves the right to create, from time to time, additional categories of ineligible Accounts. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral. Lender will endeavor to provide Parent with ten days' notice of any material revision of the criteria for Eligible Accounts; provided, however, the failure to provide such notice will not prevent the revision from being effective or make Lender liable as a result of or in respect of such revision or such failure.

"Eligible Inventory" shall mean all Inventory in which Lender has a first priority and only perfected security interest and which is satisfactory to Lender consisting of raw materials, finished goods [and packaging material] owned by the Borrowers exclusive of work in process, private label goods held in inventory for over ninety (90) days, Inventory which can only be sold to a Governmental Authority or which a Borrower does not have good and marketable title to, and less reserves determined in accordance with GAAP and less Inventory which incorporates patents, trademarks or intellectual property of Persons other than the Borrowers provided to or used by or licensed to a Borrower pursuant to a license or other agreement or arrangement unless Borrowers provide Lender with a waiver and consent from each third party licensor, or owner or Person with rights to such patents, trademarks or intellectual property, satisfactory to Lender. Eligible Inventory shall be valued at the lower of book value (based on a [FIFO/LIFO] valuation) and fair market value.

Eligible Inventory shall be reduced by and the definition of an Eligible Inventory is specifically excluded from the following:

(a)           all Inventory not present in the United States of America;

                      (b)           all Inventory returned or rejected by Borrower's customers (other than goods that are undamaged and resalable in the normal course of business) and Inventory to be returned to Borrower's suppliers;

                      (c)           Inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such Inventory;

                      (d)           Inventory which is not useable or saleable at prices approximating their cost in the ordinary course of such Borrower's business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value);

                      (e)           the amount of such other reserves against Inventory as the Lender deems necessary in the exercise of its business judgment, including, without limitation, reserves for discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), shrinkage and any applicable customs, freight, duties and taxes;

                      (f)           Work in progress;

                      (g)           All inventory subject to reserves;

                      (h)           All packaging and private label products;

                      (i)      Bill and hold inventory;

                      (j)      Products that are salable only to a government unit, agency or authority;

                      (k)           Consignments;

                      (1)           Slow moving - all product that is 180 days or older;

                      (m)           All products that are warehoused (consigned) to locations that are not company owned and/or not subject to a Lender security interest; and

                      (n)           Total eligible inventory remains capped at $2,000,000.00.

Criteria for Eligible Inventory may be established and revised from time to time by the Lender and the Lender reserves the right to create, from time to time, additional categories of ineligible Inventory. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral. Lender will endeavor to provide Parent with ten (10) days' notice of any material revision of the criteria for Eligible Inventory; provided, however, the failure to provide such notice will not prevent the revision from being effective or make Lender liable as a result of or in respect of such revision or failure.